EXHIBIT 99.77K


                            [LOGO OF ERNST & YOUNG}


                                Ernst & Young LLP                (312) 879-2000
                               233 S. Wacker Drive
                                Chicago, IL 60606




February 26, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549




We have read Item 77K of Form N-SAR for the period ending December 31, 2002, of The Oberweis Funds and are in agreement with the statements contained in the second paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.




                                                        /s/ Ernst & Young LLP